Exhibit 99.1

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider each of the following risks, together with all of the other information in this offering memorandum, before making an investment decision. Some of the following risks relate to the potential distribution of our common stock by Cash America. Other risks relate to our business, our anticipated indebtedness, the securities markets and investment in the notes. Our business may be adversely affected by these risks or other risks and uncertainties not presently known to us or that we currently believe are immaterial. If any of the following risks and uncertainties develop into actual events, we could be materially and adversely affected. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.

This offering memorandum also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this offering memorandum. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our business is highly regulated, and if we fail to comply with applicable laws, regulations, rules and guidance, our business could be adversely affected.

Our products and services are subject to extensive regulation, supervision and licensing under various federal, state, local and foreign statutes, ordinances, regulations, rules and guidance. These requirements generally mandate licensing or authorization as a lender or as a credit services organization or credit access business, or CSO, establish limits on the amount, duration, renewals or extensions of and charges for (including interest rates and fees) various categories of loans, direct the form and content of our loan contracts and other documentation, restrict collection practices, and subject us to periodic examination by regulatory authorities, among other things. Because short-term loans, line of credit accounts and installment loans, such as those provided by us, are viewed as extensions of credit in the United States, we must comply with certain federal laws, such as the federal Truth in Lending Act, or TILA, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Electronic Funds Transfer Act, the Gramm-Leach-Bliley Act and Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, among other laws, and with respect to our CSO programs, the Fair Debt Collection Practices Act, as well as regulations adopted to implement those laws. In addition, our marketing and disclosure efforts and the representations made about our products and services are subject to unfair and deceptive practice statutes, including the Federal Trade Commission Act, the Telephone Consumer Protection Act and the CAN-SPAM Act of 2003 in the United States and analogous state statutes under which the Federal Trade Commission, or the FTC, the Consumer Financial Protection Bureau, or the CFPB, state attorneys general or private plaintiffs may bring legal actions.

We are also subject to various international laws, licensing requirements and disciplinary actions in connection with the products or services we offer in Australia, Canada, and the United Kingdom, which are discussed below. Compliance with applicable laws, regulations, rules and guidance requires forms, processes, procedures, training, controls and the infrastructure to support these requirements. Compliance may also create operational constraints, be costly or adversely affect operating results. See “Regulation and Legal Proceedings” for further discussion of the laws applicable to us.

State, federal and international regulators, as well as the plaintiffs’ bars, have subjected our industry to intense scrutiny in recent years. Failure to comply with applicable laws, regulations, rules and guidance, or any finding that our past forms, practices, processes, procedures, controls or infrastructure were insufficient or not in compliance, could subject us to regulatory enforcement actions, result in the assessment against us of civil, monetary, criminal or other penalties (some of which could be significant in the case of knowing or reckless violations), result in the issuance of cease and desist orders (which can include orders for restitution, as well as other kinds of affirmative relief), require us to refund interest or fees, result in a determination that certain loans are not collectible, result in a revocation of licenses or authorization to transact business, result in a finding that we have engaged in unfair and deceptive practices, limit our access to services provided by third-party financial institutions or cause damage to our reputation, brands and valued customer relationships, any of which could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

The regulatory environment in which we conduct our business is extensive and complex. From time to time we become aware of instances where our products and services have not fully complied with requirements under applicable laws and regulations or applicable contracts. Determinations of compliance with applicable requirements or contracts, such as those discussed above, can be highly technical and subject to varying interpretations. When we become aware of such an instance, whether as a result of our compliance reviews, regulator inquiry, customer complaint or otherwise, we generally conduct a review of the activity in question and determine how to address it, such as modifying the product, making customer refunds or providing additional disclosure. We also evaluate whether reports or other notices to regulators are required and provide notice to regulators whenever required. In some cases we have decided to take corrective action even after applicable statutory or regulatory cure periods, and in some cases we have notified regulators even where such notification may not have been required. Regulators reviewing such incidents may interpret the laws and regulations differently than we have, or may choose to take regulatory action against us notwithstanding the corrective measures we have taken. This may be the case even if we no longer offer the product or service in question.

The consumer lending industry continues to be targeted by new laws or regulations in many jurisdictions that could restrict the short-term consumer lending products and services we offer, impose additional compliance costs on us, render our current operations unprofitable or even prohibit our current operations.

Governments at the national, state and local levels, as well as foreign governments, may seek to impose new laws, regulatory restrictions or licensing requirements that affect the products or services we offer, the terms on which we may offer them, and the disclosure, compliance and reporting obligations we must fulfill in connection with our business. They may also interpret or enforce existing requirements in new ways that could restrict our ability to continue our current methods of operation or to expand operations, impose significant additional compliance costs, and may have a negative effect on our business, prospects, results of operations, financial condition and cash flows. In some cases these measures could even directly prohibit some or all of our current business activities in certain jurisdictions, or render them unprofitable and/or impractical to continue.

In recent years, consumer loans, and in particular the category commonly referred to as “payday loans,” which includes certain of our short-term loan products, have come under increased regulatory scrutiny that has resulted in increasingly restrictive regulations and legislation that makes offering such loans in certain states in the United States or the foreign countries where we operate (as further described below) less profitable or unattractive. Laws or regulations in some states in the United States require that all borrowers of certain short-term loan products be reported to a centralized database and limit the number of loans a borrower may receive or have outstanding. Other laws limit the availability of some of our consumer loan products in the United States to active duty military personnel, active members of the National Guard or members on active reserve duty and their immediate dependents.

Certain consumer advocacy groups and federal and state legislators and regulators have advocated that laws and regulations should be tightened so as to severely limit, if not eliminate, the type of loan products and services we offer, and this has resulted in both the executive and legislative branches of the U.S. federal government and state governmental bodies exhibiting an interest in debating legislation that could further regulate consumer loan products and services such as those that we offer. The U.S. Congress, as well as similar state and local bodies and similar foreign governmental authorities, have debated, and may in the future adopt, legislation that could, among other things, place a cap on the interest or fees that we can charge or a cap on the effective annual percentage rate that limits the amount of interest or fees that may be charged, ban or limit loan renewals or extensions (where the customer agrees to pay the current finance charge on a loan for the right to make payment of the outstanding principal balance of such loan at a later date plus an additional finance charge), including the rates to be charged for loan renewals or extensions, require us to offer an extended payment plan, allow for only minimal origination fees for advances, require changes to our underwriting or collections practices, require short-term lenders to be bonded or require lenders to report consumer loan activity to databases designed to monitor or restrict consumer borrowing activity, impose “cooling off” periods between the time a loan is paid off and another loan is obtained or prohibit us from providing any of our consumer loan products in the United States to active duty military personnel, active members of the National Guard or members on active reserve duty and their immediate dependents.

Significant new laws and regulations have also been adopted in the United Kingdom, and further new laws and regulations will continue to be imposed. See “—The United Kingdom has imposed, and continues to impose, increased regulation of the short-term high-cost credit industry with the stated expectation that some firms will exit the market.”

We cannot currently assess the likelihood of any future unfavorable federal, state, local or foreign legislation or regulations being proposed or enacted that could affect our products and services. We closely monitor proposed legislation in jurisdictions where we offer consumer loan products. There can be no assurance that additional legislative or regulatory provisions will not be enacted that would severely restrict, prohibit or eliminate our ability to offer a consumer loan product. In addition, under statutory authority, U.S. state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules, even if not contained in state statutes, that could adversely affect the way we do business and may force us to terminate or modify our operations in particular states or affect our ability to obtain new licenses or renew the licenses we hold.

Furthermore, legislative or regulatory actions may be influenced by negative perceptions of us and our industry, even if such negative perceptions are inaccurate, attributable to conduct by third parties not affiliated with us (such as other industry members), or attributable to matters not specific to our industry.

Any of these or other legislative or regulatory actions that affect our consumer loan business at the national, state, foreign and local level could, if enacted or interpreted differently, have a material adverse impact on our business, prospects, results of operations, financial condition and cash flows and could prohibit or directly or indirectly impair our ability to continue current operations.

The Consumer Financial Protection Bureau has examination authority over our U.S. business that could have a significant impact on our U.S. business.

In July 2010, the U.S. Congress passed the Dodd-Frank Act, and Title X of the Dodd-Frank Act created the CFPB, which regulates U.S. consumer financial products and services, including consumer loans offered by us. The CFPB has regulatory, supervisory and enforcement powers over providers of consumer financial products and services, such as us, including explicit supervisory authority to examine and require registration of such providers.

The CFPB has begun exercising supervisory review over and examining certain non-bank providers of consumer financial products and services, including providers of consumer loans such as us. The CFPB’s examination authority permits CFPB examiners to inspect the books and records of providers of short-term, small dollar lenders, such as us, and ask questions about their business practices, and the examination procedures include specific modules for examining marketing activities; loan application and origination activities; payment processing activities and sustained use by consumers; collections, accounts in default, and consumer reporting activities as well as third-party relationships. As a result of these examinations of non-bank providers of consumer credit, we could be required to change our practices or procedures, whether as a result of another party being examined or as a result of an examination of us, or we could be subject to monetary penalties, which could materially adversely affect us.

Furthermore, because the CFPB is a relatively new entity, its practices and procedures regarding examination, enforcement and other matters relevant to us and other CFPB-regulated entities are subject to further development and change. Where the CFPB holds powers previously assigned to other regulators, there can be no assurance that the CFPB will continue to apply such powers or interpret relevant concepts consistent with previous regulators’ practice. This may adversely affect our ability to anticipate the CFPB’s expectations or interpretations in our interaction with the CFPB.

The CFPB also has broad authority to prohibit unfair, deceptive and abusive acts and practices and to investigate and penalize financial institutions that violate this prohibition. In addition to having the authority to obtain monetary penalties for violations of applicable federal consumer financial laws (including the CFPB’s own rules), the CFPB can require remediation of practices, pursue administrative proceedings or litigation and obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief). Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations implemented thereunder, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions to remedy violations of state law. If the CFPB or one or more state attorneys general or state regulators believe that we have violated any of the applicable laws or regulations, they could exercise their enforcement powers in ways that could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

We are subject to a Consent Order issued by the Consumer Financial Protection Bureau, and any noncompliance would materially adversely affect our business.

On November 20, 2013, Cash America consented to the issuance of a Consent Order by the CFPB pursuant to which it agreed, without admitting or denying any of the facts or conclusions made by the CFPB from its 2012 review of Cash America and us, to pay a civil money penalty of $5 million. Cash America also agreed to set aside $8 million to fund any further payments to eligible Ohio customers in connection with Cash America’s program to reimburse certain Ohio customers in connection with legal collections proceedings initiated by Cash America, or the Ohio Reimbursement Program. The Consent Order also relates to issues self-disclosed to the CFPB during its 2012 examination of Cash America and us, including the making of a limited number of loans to consumers who may have been members of the military at the time of the loan at rates in excess of the interest rate permitted by the federal Military Lending Act, and for which we have made refunds of approximately $33,500; for certain failures to timely provide and preserve records and information in connection with the CFPB’s examination of us and Cash America; and for certain conduct in the examination process. In addition, as a result of the CFPB’s review, we are in the process of enhancing our compliance management programs and implementing additional policies and procedures to address the issues identified by the CFPB. We are also required to provide periodic reports to the CFPB. We are subject to the restrictions and obligations of the Consent Order, including the CFPB’s order that we ensure compliance with federal consumer financial laws and develop more robust compliance policies and procedures. These new policies, procedures and other initiatives are in many cases subject to review and potential objection by the CFPB, and no guarantee can be made regarding the timing, substance or effect of any such measures the CFPB may decide to take. Furthermore, the compliance plan mandated by the Consent Order requires us to perform a formal consumer compliance risk review before introducing or implementing new or changed products or services. This requirement could result in additional delay or cost when introducing or implementing new or changed products or services, or a decision not to proceed with such initiatives. Any noncompliance with the Consent Order or similar orders or agreements from other regulators could lead to further regulatory penalties, and could have a material adverse impact on our business, prospects, results of operations, financial condition and could prohibit or directly or indirectly impair our ability to continue current operations.

The CFPB has announced that it will soon promulgate new rules affecting our industry, and these or subsequent new rules and regulations may significantly restrict the conduct of our U.S. business.

On April 24, 2013, the CFPB issued a report entitled “Payday Loans and Deposit Advance Products: A White Paper of Initial Findings,” indicating that it had “engaged in an in-depth review of short-term small dollar loans, including payday loans.” The report discusses the initial findings of the CFPB regarding short-term payday loans, a category which the CFPB and some other regulators use to include certain of our short-term loan products, loans provided by non-bank financial institutions at storefront locations and deposit account advances offered by depository institutions. While the CFPB’s study stated that “these products may work for some consumers for whom an expense needs to be deferred for a short period of time,” the CFPB also stated that its “findings raised substantial consumer protection concerns” related to the sustained use of payday loans and deposit account advances. The report also indicated that the CFPB planned to analyze the effectiveness of limitations such as cooling-off periods between payday loans, “in curbing sustained use and other harms.” In furtherance of that report, on March 25, 2014, the CFPB held a hearing on payday lending and issued a report entitled “CFPB Data Point: Payday Lending,” presenting “the results of several analyses of consumers’ use of payday loans.” The report presents the CFPB’s findings as to borrowers’ loan sequences, which refers to a series of loans a borrower may take out following an initial loan. The CFPB found that payday borrowing typically involves multiple renewals following an initial loan, rather than distinct loans separated by at least 15 days. The report states that for the majority of loan sequences, there is no reduction in the principal amount between the first and last loan in the sequence. In the reports and subsequent statements, the CFPB reiterated its commitment to use its various tools to protect consumers from unlawful acts and practices in connection with the offering of consumer financial products and services. Both the April 24, 2013 white paper and the March 25, 2014 report indicated that online payday loans were not the focus of the CFPB’s reports, but the CFPB has indicated that it is currently analyzing borrowing activity by consumers using online payday loans.

The CFPB announced that it is in the late stages of considering the formulation of rules regarding consumer loans, including certain of our short-term loan products, that will ensure that consumers can get the credit they need without long-term impact to their financial futures. These rules will likely impose limitations on payday lending. We do not currently know the nature and extent of the rules that the CFPB will adopt, but those rules could be adopted during 2014. If the CFPB adopts any rules or regulations that significantly restrict the conduct of our business, any such rules or regulations could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows or could make the continuance of all or part of our U.S. business impractical or unprofitable. Any new rules or regulations adopted by the CFPB could also result in significant compliance costs.

The United Kingdom has imposed, and continues to impose, increased regulation of the short-term high-cost credit industry with the stated expectation that some firms will exit the market.

In the United Kingdom, we are subject to regulation by the Financial Conduct Authority, or the FCA, the Financial Services and Markets Act 2000, or the FSMA, the European Union Consumer Credit Directive, the Consumer Credit Act 1974, as amended, or the CCA, and secondary legislation passed under it, among other rules and regulations. In December 2012, the U.K. Parliament passed the Financial Services Act 2012, or the FSA Act 2012, which created a new regulatory framework for the supervision and regulation of the banking and financial services industry in the United Kingdom, including the consumer lending industry in which we operate. The FSA Act 2012 mandated that, in April 2014, the FCA take over responsibility for regulating consumer credit from the Office of Fair Trading, or the OFT, and it also made changes to the relevant legislation including the CCA and the FSMA. During the period of transition of regulatory responsibility over consumer credit from the OFT to the FCA, the OFT continued to fully and rigorously regulate consumer credit, including the short-term loan market.

The FCA regulates consumer credit and related activities pursuant to the FSMA and the FCA Handbook, which includes prescriptive rules and regulations and carries across many of the standards set out in the CCA and its secondary legislation as well as the OFT’s previous Irresponsible Lending Guidance, or the Guidance. The regulations under the FCA consumer credit regime are more prescriptive than the former U.K. consumer credit regime and impose more stringent requirements relating to what a lender may and may not do with a specific product, which is generally similar to the approach of U.S. law. The FSMA gives the FCA the power to authorize, supervise, and bring enforcement actions against providers of consumer credit, as well as to make rules for the regulation of consumer credit. On February 28, 2014, the FCA issued the Consumer Credit Sourcebook, or the CONC, contained in the FCA Handbook. The CONC incorporates prescriptive regulations for consumer loans such as those that we offer, including mandatory affordability checks on borrowers, limiting the number of rollovers to two, restricting how lenders can advertise, banning advertisements it deems misleading, and introducing a limit of two unsuccessful attempts on the use of continuous payment authority (which provides a creditor the ability to directly debit a customer’s account for payment when authorized by the customer to do so) to pay off a loan. Certain provisions of the CONC took effect on April 1, 2014, and other provisions for high-cost short-term credit providers, such as the limits on rollovers, continuous payment authority and advertising, take effect on July 1, 2014. We are making significant adjustments to some of our business practices, including our affordability assessments, collections processes and certain advertising practices, which we believe will initially result in a decrease in the number of customers that we are able to approve and a decrease in the amounts loaned to customers, and is expected to result in lower collections on loans made by us and additional operating expenses. We are still assessing the potential impact of the changes; however, it is possible that these changes could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

In addition, on December 18, 2013, the United Kingdom passed the Financial Services (Banking Reform) Act, which includes an amendment to the FSMA that requires the FCA to introduce rules “with a view to securing an appropriate degree of protection for borrowers against excessive charges” on “high-cost short-term” consumer loans. The FCA must ensure that such rules are made not later than January 2, 2015 and apply at least to agreements entered into on or after that date. Pursuant to this requirement, the FCA is expected to adopt a price cap that could reduce the volume or profitability of the consumer loans that we offer, cause us to change the products that we offer and/or cause us to cease offering certain types of consumer loans in the United Kingdom. The FCA has stated that it expects to publish a consultation paper on the price cap in July 2014 and issue final rules in November 2014.

The FCA has stated that previous and upcoming measures regarding the payday loan industry will likely force about a quarter of the firms out of the industry. In 2013, the United Kingdom represented 47.1% of our revenue.

Any of these legislative or regulatory activities could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows and could impair our ability to continue our current operations in the United Kingdom.

Due to restructuring of the U.K. banking and financial services regulatory framework, we are required to obtain full authorization from our U.K. regulators to continue providing consumer credit and perform related activities, and there is no guarantee that we will receive full authorization to continue offering consumer loans in the United Kingdom.

We have obtained interim permission from the FCA to provide consumer credit and perform related activities. We are required to apply for and obtain full authorization from the FCA to continue to provide consumer credit. In order to obtain full authorization, we will be required to demonstrate that we satisfy, and continue to satisfy, certain minimum standards set out in the FSMA, including certain specified “threshold conditions” and this may result in additional costs to us that could be significant. As a “threshold condition” to obtaining and retaining full authorization, the FCA must be satisfied that we can be “effectively supervised,” by the FCA as this term is defined in the FSMA. The FCA has informed us that it has concerns that we cannot presently be “effectively supervised” given our location outside the United Kingdom. On that basis, the FCA has informed us that it is concerned that we do not meet the relevant threshold condition relating to “effective supervision.” We currently do not have a physical presence in the United Kingdom, as business functions are performed remotely from our facilities in the United States. In order to alleviate these concerns in relation to our ability to presently demonstrate to the FCA that we are capable of being effectively supervised, we intend to establish an office in the United Kingdom. Additionally, the FCA has the power to revoke our interim permission to conduct consumer credit business if we do not meet the threshold conditions. Furthermore, the FCA must approve certain individuals conducting “controlled functions” with respect to the operation and supervision of our U.K. business. There can be no assurance that the FCA will grant such approval, and the FCA could elect to impose additional conditions which could delay the authorization process or increase our compliance costs.

We will begin the official application process for full authorization in late 2014 and early 2015. The FCA is expected to complete the process of reviewing applications of previous OFT license holders for full authorization by April 1, 2016, and there is no guarantee that we will receive full authorization. If we do not receive full authorization, we will have to cease our U.K. consumer loan business.

Our primary U.K. regulators have expressed and continue to express concerns about our compliance with applicable U.K. regulations, which has caused and will continue to cause changes to our U.K. business and could significantly and negatively impact our operations and results.

In February 2012, the OFT launched a review of the payday lending sector to assess the sector’s compliance with the CCA, the Guidance, and other relevant guidance and legal obligations. As part of this review, the OFT conducted examinations of a number of U.K. payday lenders, including us, to assess individual company compliance with these laws and guidance. In May 2013, the OFT sent us a letter of findings related to its examination of our U.K. short term consumer loan (or payday) business, which indicated that we may not be complying fully with all aspects of the Guidance, the CCA and other relevant laws and guidance. This letter indicated the OFT’s general and specific concerns in the following categories: advertising and marketing, pre-contract information and explanations, affordability assessments, rollovers, including deferred refinance and extended loans, debt forbearance and debt collection, and regulatory and other compliance issues. As requested by the OFT, in July 2013, we provided the OFT with an independent audit report setting out the steps taken to comply with each concern the OFT had identified in its letter. Through March 2014, we continued to receive additional requests for data and documentation from the OFT, and we complied with those requests.

The FCA has now assumed the examination and regulation of us, and we continue to receive additional requests for data and documentation from the FCA about our consumer loan products and have been complying with those requests. The FCA informed us that it has concerns regarding our compliance with the FCA’s enhanced rules and principles, including those with respect to our affordability assessment process in determining whether the loans we make are affordable for our customers and our debt forbearance practices (or our practices regarding customers who have indicated they are experiencing financial difficulty). The FCA also noted concerns regarding certain of our advertising practices. The FCA has indicated that it is closely monitoring our efforts to comply with its rules and regulations and has requested that we respond to these concerns. We are communicating with the FCA and have provided additional information regarding these matters, including discussing how we plan to comply with the specific requirements of our new regulator and how we will meet the threshold conditions, but we have not yet resolved the FCA’s concerns. We have made and will continue to make significant changes to our business practices to address the concerns of the FCA and to address the FCA’s newly adopted requirements set out in the CONC and other applicable legislation and regulation. For example, we expect to establish an office in the United Kingdom to help alleviate the FCA’s concerns about effective supervision, and we will be required to obtain FCA approval of certain individuals performing “controlled functions,” as defined by applicable regulation. Additionally, the FCA has asked us to satisfactorily address its concerns by making changes to our business model, policies and procedures.

We believe the changes to our business practices to address the FCA’s concerns and requirements will initially result in a decrease in the number of customers that we are able to approve and a decrease in the amounts loaned to customers, and is expected to result in lower collections on loans made by us and additional operating expenses and taxes. Any inability to make changes to the satisfaction of the FCA could also have an adverse impact on our existing interim authorization from the FCA to continue to provide consumer credit and on our ability to obtain full authorization from the FCA. We are still assessing the potential impact of these changes; however it is possible that these changes could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows. We can provide no assurance as to whether we will be able to successfully resolve the concerns expressed by the FCA (and formerly the OFT) or as to the extent of the changes in our business practices that the FCA may require. In addition, in addressing any future concerns raised by the FCA, we may need to change our business processes or consumer credit products in the United Kingdom in a manner which could materially adversely affect our business, prospects, results of operations, financial condition and cash flows.

Many U.K. regulatory matters are subject to increased uncertainty because supervision of the U.K. consumer credit regime has recently been transferred to the FCA, which previously did not hold such authority.

Supervision of our U.K. business was transferred from the OFT to the FCA in April 2014. The FCA applies more prescriptive regulations to our U.K. operations, as opposed to the previous regime. The FCA is responsible for determining whether we will receive full authorization to continue providing consumer credit and perform related activities and whether we will continue to hold our existing interim permission. Because the FCA’s authority over consumer lending is new, the FCA’s practices regarding supervisory matters and other matters relevant to us are subject to further development and change. The FCA is not bound by the previous practices of the OFT and is operating under a different legal framework and regime, and there can be no assurance that the FCA will apply its supervisory powers or interpret relevant concepts consistent with such previous practices. This may adversely affect our ability to anticipate the FCA’s expectations or interpretations in our interaction with the FCA.

U.K. competition regulators are currently reviewing our industry and could order remedial action which could materially adversely affect our business or even impair our ability to continue our current operations in the United Kingdom.

In June 2013, the OFT referred the payday lending industry in the United Kingdom to the Competition Commission, which is now known as the Competition & Markets Authority, for review. The Competition & Markets Authority has been gathering data from industry participants, including us, in connection with its review of the U.K. payday lending industry to determine whether certain features of the payday lending industry prevent, restrict or distort competition and, if so, what remedial action should be taken. The Competition & Markets Authority is required to complete its report by June 26, 2015, although it has recently stated publicly that it will release provisional findings and possible remedies (if required) in May or June of 2014, with its final report to be published in November or December of 2014. If the investigation finds remedial action is necessary, the Competition & Markets Authority will decide whether to order such remedial action itself or whether it should recommend certain actions or remedies be taken by the FCA.

Any of these regulatory activities could have a material adverse effect on our business, prospects, results of operations, financial conditions and cash flows and could impair our ability to continue current operations in the United Kingdom.

Our advertising and marketing materials and disclosures have been and continue to be subject to regulatory scrutiny, particularly in the United Kingdom.

In the jurisdictions where we operate, our advertising and marketing activities and disclosures are subject to regulation under various industry standards, consumer protection laws, and other applicable laws and regulations.

Consistent with the consumer lending industry as a whole (see “—The consumer lending industry continues to be targeted by new laws or regulations in many jurisdictions that could restrict short-term consumer lending products and services we offer, impose additional compliance costs on us, render our current operations unprofitable or even prohibit our current operations” above), our advertising and marketing materials have come under increased scrutiny. In the United Kingdom, for example, consumer credit firms are subject to the financial promotions regime set out in the FSMA (Financial Promotions) Order 2005 and specific rules in the CONC, such as the inclusion of a risk warning on certain advertising materials. The FCA has also decided to adopt certain elements of industry codes as FCA rules on a case by case basis. Our advertising and marketing materials are reviewed both by the FCA and the Advertising Standards Authority. We have in some cases been ordered to withdraw, amend or add disclosures to such materials, or have done so voluntarily in response to inquiries or complaints. We remain in discussion with the relevant U.K. authorities regarding the extent to which additional amendments and specific risk disclosures will be necessary. Going forward, there can be no guarantee that we will be able to advertise and market our business in the United Kingdom or elsewhere in a manner we consider effective. Any inability to do so could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Our business in Australia has become less profitable due to compliance with new regulations there, and if our new product offering is not sustainable, this could require us to exit the Australian market.

In Australia we must comply with the responsible lending conduct obligations under the National Consumer Credit Protection Act (2010), which was amended in 2012. The amendment includes limitations on permissible fees charged on certain consumer loans, including consumer loans made by us. We have recently altered the product we offer in Australia. We expect the product offering will be less profitable. If the reduction in profitability is such that our product offering is not sustainable, we may need to exit Australia if the product cannot be further modified in a way that retains our profitability in that country.

Significant changes in foreign laws or regulations or a deterioration of the political, regulatory or economic environment of Australia, Canada, the United Kingdom, Brazil or China, or any other country in which we intend to begin operations, could affect our operations in these countries.

We offer online consumer loans to customers in Australia, Canada and the United Kingdom. Australia and the United Kingdom have recently increased regulation of our industry as well as demonstrated an increasing interest in legislation or regulations that could further regulate or restrict the consumer loan products we offer. See the risk factors above for recent U.K. and Australian regulatory activity. In addition, we expect we will soon be launching new pilot programs in Brazil and China.

Significant changes in foreign laws or regulations or a deterioration of the political, regulatory or economic environment of Australia, Canada or the United Kingdom could restrict our ability to sustain or expand our operations in these countries. Similarly, a significant change in laws, regulations or overall treatment (including an interpretation or application of such laws and regulations not anticipated when exploring or initiating business) or a deterioration of the political, regulatory or economic environment of Brazil, China, or any other country in which we may decide to explore business, could also materially adversely affect our prospects and could restrict our ability to initiate a pilot program or develop a pilot program into full business operations.

We have previously ceased business in certain jurisdictions due to regulatory restrictions, and if we are forced to exit many key jurisdictions due to regulatory restrictions, it could adversely affect our business as a whole.

In the past we have ceased business in, restricted our operations in, or chosen not to begin business in, certain jurisdictions due to regulatory restrictions which render our operations impermissible, unprofitable or impractical. In addition, because we are in some cases subject to state/provincial and local regulation in addition to federal/national regulation, we may restrict or discontinue business in certain jurisdictions within countries where we are otherwise active. For example, we currently do not conduct business in 17 U.S. states (including five states in which we used to conduct business) or in the District of Columbia because we do not believe it is economically feasible to operate in those jurisdictions due to specific statutory or regulatory restrictions, such as interest rate ceilings or caps on the fees that may be charged.

The adoption of state regulatory measures cannot be predicted, but we expect that other states may propose or enact similar restrictions on our consumer loan products in the future, which could affect our operations in such states. Additional regulations targeting or otherwise directly affecting our products and services have also been recently passed in Idaho and Utah and proposed in Alabama, Louisiana, Minnesota, Missouri, Rhode Island, Texas, Wisconsin and Wyoming. For more information, see “Regulation and Legal Proceedings—U.S. State Regulation.”

If we are forced to exit many key jurisdictions due to such concerns, we cannot guarantee that we will be able to find suitably attractive additional business opportunities elsewhere. Such a situation could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Regulators and payment processors are scrutinizing certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments, and any interruption or limitation on our ability to access this critical system would materially adversely affect our business.

When making consumer loans in the United States, we use the Automated Clearing House, or ACH, system to deposit loan proceeds into our customers’ bank accounts, and our business, including loans made through the CSO programs, depends on the ACH system to collect amounts due by withdrawing funds from our customers’ bank accounts when we have obtained written authorization to do so from the customer. Our ACH transactions are processed by banks, and if these banks cease to provide ACH processing services, we would have to materially alter, or possibly discontinue, some or all of our business if alternative ACH processors are not available.

It has been reported that recent actions by the U.S. Department of Justice, or the Justice Department, the Federal Deposit Insurance Corporation, or the FDIC, and certain state regulators appear to be intended to discourage banks and ACH payment processors from providing access to the ACH system for certain short-term consumer loan providers that they believe are operating illegally, cutting off their access to the ACH system to either debit or credit customer accounts (or both). According to published reports, the Justice Department has issued subpoenas to banks and payment processors and the FDIC and other regulators are said to be using bank oversight examinations to discourage banks from providing access to the ACH system to certain online lenders. In August 2013, the Department of Financial Services of the State of New York, or the NYDFS, sent letters to approximately 35 online short-term consumer loan companies (which did not include us as we do not offer consumer loans in New York) demanding that they cease and desist offering illegal payday loans to New York consumers and also sent letters to over 100 banks, as well as the National Automated Clearing House Association, or NACHA (which oversees the ACH network), requesting that they work with the NYDFS to cut off ACH system access to New York customer accounts for illegal payday lenders. NACHA, in turn, has requested that its participants review origination activity for these 35 online short-term consumer loan companies and to advise NACHA whether it has terminated these lenders’ access to the ACH system or, if not, the basis for not doing so. NACHA also requested that participants review ACH origination activities related to other online loan companies and to terminate any ACH system access that would violate NACHA rules, which would include, according to NACHA, any authorizations to use the ACH system to pay illegal short-term consumer loans that are unenforceable under state law. Maryland’s Division of Financial Regulation has also been reported to have taken steps to stop banks in Maryland from processing illegal payday loans in its state, and the California Department of Business Oversight is reported to have similarly directed state-licensed banks and credit unions to monitor transactions with any unlicensed lenders.

This heightened regulatory scrutiny by the Justice Department, the FDIC and other regulators has the potential to cause banks and ACH payment processors to cease doing business with consumer lenders who are operating legally, without regard to whether those lenders are complying with applicable laws, simply to avoid the risk of heightened scrutiny or even litigation.

In addition, NACHA has certain operating rules that govern the use of the ACH system. In November 2013, NACHA proposed amendments to these rules that, if adopted, would be effective in March 2015 and would establish limitations on ACH return rates and impose fees on certain ACH returns. If these amendments are adopted in their current form, our access to the ACH system could be restricted, our ACH costs could increase and we could be required to make changes to our business practices.

There can be no assurance that our access to the ACH system will not be impaired as a result of this heightened scrutiny or the proposed NACHA rule amendments, or that the limited number of financial institutions we depend on will choose to continue, or be able to continue, providing ACH system and similar services to us.

If our access to the ACH system is impaired, we may find it difficult or impossible to continue some or all of our business, which could have a material adverse effect on our business, prospects, and results of operations, financial condition and cash flows. If we are unable to maintain access to needed services on favorable terms, we would have to materially alter, or possibly discontinue, some or all of our business if alternative processors are not available.

The failure to comply with debt collection regulations could subject us to fines and other liabilities, which could harm our reputation and business.

The Fair Debt Collection Practices Act, or the FDCPA, regulates persons who regularly collect or attempt to collect, directly or indirectly, consumer debts owed or asserted to be owed to another person. Many states impose additional requirements on debt collection communications, and some of those requirements may be more stringent than the federal requirements. Moreover, regulations governing debt collection are subject to changing interpretations that differ from jurisdiction to jurisdiction.

Non-U.S. jurisdictions also regulate debt collection. For example, in the United Kingdom, due to new rules under the CONC we will be required to make adjustments to some of our business practices, including our collections processes, which could possibly result in lower collections on loans made by us and a decrease in the number of customers that we are able to approve. In addition, the concerns expressed to us by the OFT and the FCA relate in part to debt collection. We could be subject to fines, written orders or other penalties if we, or parties working on our behalf, are determined to have violated the FDCPA, the CONC or analogous state or non-U.S. laws, which could have a material adverse effect on our reputation, business, operations and results.

We use lead providers and marketing affiliates to assist us in obtaining new customers, and if lead providers or marketing affiliates do not comply with an increasing degree of applicable laws and regulations, or if our ability to use such lead providers or marketing affiliates is otherwise impaired, it could adversely affect our business.

We are dependent on third parties, referred to as lead providers (or lead generators) and marketing affiliates, as a source of new customers. Our marketing affiliates place our advertisements on their websites that direct potential customers to our websites. Generally, lead providers operate, and also work with their own marketing affiliates who operate, separate websites to attract prospective customers and then sell those ‘‘leads’’ to online lenders. As a result, the success of our business depends substantially on the willingness and ability of lead providers or marketing affiliates to provide us customer leads at acceptable prices.

If regulatory oversight of lead providers or marketing affiliates is increased, through the implementation of new laws or regulations or the interpretation of existing laws or regulations, our ability to use lead providers or marketing affiliates could be restricted or eliminated. For example, during 2013, the State of California began enforcing its short-term lending statute to require lead providers to be licensed in order to provide leads to licensed lenders. As a result, we have discontinued using lead providers to generate leads for short-term consumer loans in California. In April 2014, the Attorney General of the State of Illinois filed a lawsuit against a lead provider, alleging that the lead provider offered and arranged payday loans without a license. As a result, we recently discontinued the use of lead providers in Illinois. While these discontinuations did not have a material adverse effect on us, we expect that other states may propose or enact similar restrictions on lead providers and potentially on marketing affiliates in the future, and if other states adopt similar restrictions, our ability to use lead providers or marketing affiliates in those states would also be interrupted. In addition, the CFPB has indicated its intention to examine compliance with federal laws and regulations by lead providers and to scrutinize the flow of non-public, private consumer information between lead providers and lead buyers, such as us. We also expect that the ongoing regulatory review of consumer lending in the United Kingdom may lead to increased restrictions on the operations and/or use of lead providers.

Lead providers’ or marketing affiliates’ failure to comply with applicable laws or regulations, or any changes in laws or regulations applicable to lead providers or marketing affiliates’ or changes in the interpretation or implementation of such laws or regulations, could have an adverse effect on our business and could increase negative perceptions of our business and industry. Additionally, the use of lead providers and marketing affiliates could subject us to additional regulatory cost and expense. If our ability to use lead generators or marketing affiliates were to be impaired, our business, prospects, results of operations, financial condition and cash flows could be materially adversely affected.

The use of personal data used in credit underwriting is highly regulated under federal laws and regulations.

The Fair Credit Reporting Act, or the FCRA, regulates the collection, dissemination and use of consumer information, including consumer credit information. Compliance with the FCRA and related laws and regulations concerning consumer reports has recently been under regulatory scrutiny. The FCRA requires us to provide a Notice of Adverse Action to a loan applicant when we deny an application for credit, which, among other things, informs the applicant of the action taken regarding the credit application and the specific reasons for the denial of credit. The FCRA also requires us to promptly update any credit information reported to a consumer reporting agency about a consumer and to allow a process by which consumers may inquire about credit information furnished by us to a consumer reporting agency. Historically, the FTC has played a key role in the implementation, oversight, enforcement and interpretation of the FCRA. Pursuant to the Dodd-Frank Act, the CFPB has primary supervisory, regulatory and enforcement authority of FCRA issues, although the FTC also retains its enforcement role regarding the FCRA but shares that role in many respects with the CFPB. The CFPB has taken a more active approach than the FTC, including with respect to regulation, enforcement and supervision of the FCRA. Changes in the regulation, enforcement or supervision of the FCRA may materially affect our business if new regulations or interpretations by the CFPB or the FTC require us to materially alter the manner in which we use personal data in our credit underwriting. The oversight of the FCRA by both the CFPB and the FTC and any related investigation or enforcement activities may have a material adverse impact on our business, including our operations, our mode and manner of conducting business and our financial results.

Negative public perception of our business could cause demand for our products to significantly decrease.

In recent years, consumer advocacy groups and some media reports have advocated governmental action to prohibit or place severe restrictions on short-term and high-cost consumer loans. Such consumer advocacy groups and media reports generally focus on the Annual Percentage Rate to a consumer for this type of loan, which is compared unfavorably to the interest typically charged by banks to consumers with top-tier credit histories. The fees and/or interest charged by us and others in the industry attract media publicity about the industry and can be perceived as controversial. If the negative characterization of these types of loans becomes increasingly accepted by consumers, demand for any or all of the consumer loan products that we offer could significantly decrease, which could materially affect our business, prospects, results of operations, financial condition and cash flows. Additionally, if the negative characterization of these types of loans is accepted by legislators and regulators, we could become subject to more restrictive laws and regulations applicable to short-term loans or other consumer loan products that we offer that could materially adversely affect our business, prospects, results of operations, financial condition and cash flows and could impair our ability to continue current operations.

In addition, our ability to attract and retain customers is highly dependent upon the external perceptions of our level of service, trustworthiness, business practices, financial condition and other subjective qualities. Negative perceptions or publicity regarding these matters—even if related to seemingly isolated incidents, or even if related to practices not specific to short-term loans, such as debt collection—could erode trust and confidence and damage our reputation among existing and potential customers, which could make it difficult for us to attract new customers and retain existing customers and could significantly decrease the demand for our products, could materially adversely affect our business, prospects, results of operations, financial condition and cash flows and could impair our ability to continue current operations.

Current and future litigation or regulatory proceedings could have a material adverse effect on our business, prospects, results of operations and financial condition.

We have been and are currently subject to lawsuits (including purported class actions) that could cause us to incur substantial expenditures, generate adverse publicity and could significantly impair our business, force us to cease doing business in one or more jurisdictions or cause us to cease offering or alter one or more products. We are also likely to be subject to further litigation in the future. An adverse ruling in or a settlement of any current or future litigation against us or another lender could cause us to have to refund fees and/or interest collected, forego collection of the principal amount of advances, pay treble or other multiple damages, pay monetary penalties and/or modify or terminate our operations in particular jurisdictions.

Defense of any lawsuit, even if successful, could require substantial time and attention of our management and could require the expenditure of significant amounts for legal fees and other related costs. We and others are also subject to regulatory proceedings, and we could suffer losses from interpretations of applicable laws, rules and regulations in those regulatory proceedings, even if we are not a party to those proceedings. Any of these events could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows and could impair our ability to continue current operations.

Judicial decisions, CFPB rule-making or amendments to the Federal Arbitration Act could render the arbitration agreements we use illegal or unenforceable.

We include arbitration provisions in our consumer loan agreements. These provisions are designed to allow us to resolve any customer disputes through individual arbitration rather than in court and explicitly provide that all arbitrations will be conducted on an individual and not on a class basis. Thus, our arbitration agreements, if enforced, have the effect of shielding us from class action liability. Our arbitration agreements do not generally have any impact on regulatory enforcement proceedings. We take the position that the arbitration provisions in our consumer loan agreements, including class action waivers, are valid and enforceable; however, the enforceability of arbitration provisions is often challenged in court. If those challenges are successful, our arbitration and class action waiver provisions could be unenforceable, which could subject us to additional litigation, including additional class action litigation.

In addition, the U.S. Congress has considered legislation that would generally limit or prohibit mandatory arbitration agreements in consumer contracts and has enacted legislation with such a prohibition with respect to certain mortgage loan agreements and also certain consumer loan agreements to members of the military on active duty and their dependents. Further, the Dodd-Frank Act directs the CFPB to study consumer arbitration and report to the U.S. Congress, and it authorizes the CFPB to adopt rules limiting or prohibiting consumer arbitration, consistent with the results of its study. In 2013, the CFPB released a preliminary report on consumer arbitration provisions and indicated further study was in process. In April 2014, a representative of the CFPB managing the study indicated publicly that the study is expected to be completed by the end of 2014. Any rule adopted by the CFPB would apply to arbitration agreements entered into more than six months after the final rule becomes effective (and not to prior arbitration agreements).

Any judicial decisions, legislation or other rules or regulations that impair our ability to enter into and enforce consumer arbitration agreements and class action waivers could significantly increase our exposure to class action litigation as well as litigation in plaintiff-friendly jurisdictions, which would be costly and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

The failure of third parties who provide products, services or support to us to maintain their products, services or support could disrupt our operations or result in a loss of revenue.

Our consumer loan revenue depends in part on the willingness and ability of unaffiliated third-party lenders, through the CSO programs, to make loans to customers and other third parties to provide services to facilitate lending, loan underwriting and payment processing in our online lending consumer loan channels. The loss of the relationship with any of these third parties, and an inability to replace them or the failure of these third parties to maintain quality and consistency in their programs or services or to have the ability to provide their products and services, could cause us to lose customers and substantially decrease the revenue and earnings of our business. Our revenue and earnings could also be adversely affected if any of those third-party providers make material changes to the products or services that we rely on. We also use third parties to support and maintain certain of our communication systems and computerized point-of-sale and information systems. If a third-party provider fails to provide its products or services, makes material changes to such products and services or does not maintain its quality and consistency or fails to have the ability to provide its products and services, our operations could be disrupted. Any of these events could result in a loss of revenue and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Our business depends on the uninterrupted operation of our systems and business functions, including our information technology and other business systems, as well as the ability of such systems to support compliance with applicable legal and regulatory requirements.

Our business is highly dependent upon our employees’ ability to perform, in an efficient and uninterrupted fashion, necessary business functions, such as Internet support, call center activities, and processing and servicing consumer loans. A shut-down of or inability to access the facilities in which our Internet operations and other technology infrastructure are based, such as a power outage, a failure of one or more of our information technology, telecommunications or other systems, or sustained or repeated disruptions of such systems could significantly impair our ability to perform such functions on a timely basis and could result in a deterioration of our ability to underwrite, approve and process Internet consumer loans, provide customer service, perform collections activities, or perform other necessary business functions. Any such interruption could have a materially adverse effect on our business, prospects, results of operations, financial condition and cash flows.

In addition, our systems and those of third parties on whom we rely must consistently be capable of compliance with applicable legal and regulatory requirements and timely modification to comply with new or amended requirements. For example, we believe that the federal Military Lending Act compliance issues involved in the CFPB’s Consent Order were related in part to systems errors. Any such systems problems going forward could have a material adverse effect on our business, prospects, results of operations, financial conditions and cash flows and could impair or prohibit our ability to continue current operations.

Decreased demand for our products and specialty financial services and our failure to adapt to such decrease could result in a loss of revenue and could have a material adverse effect on us.

The demand for a particular product or service may decrease due to a variety of factors, such as regulatory restrictions that reduce customer access to particular products, the availability of competing or alternative products or changes in customers’ financial conditions. Should we fail to adapt to a significant change in our customers’ demand for, or access to, our products, our revenue could decrease significantly. Even if we make adaptations or introduce new products to fulfill customer demand, customers may resist or may reject products whose adaptations make them less attractive or less available. In any event, the effect of any product change on the results of our business may not be fully ascertainable until the change has been in effect for some time. In particular, we have changed, and will continue to change, some of our operations and the products we offer. Any of these events could result in a loss of revenue and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

If our allowance for losses and liability for estimated losses on third-party lender-owned consumer loans is not adequate to absorb losses or if we do not successfully manage our credit risk for unsecured consumer loans, our business, results of operations and financial condition may be adversely affected.

As more fully described under Note 3 to our Consolidated Financial Statements included elsewhere in this offering memorandum, we utilize a variety of underwriting criteria, monitor the performance of our consumer loan portfolios and maintain either an allowance or liability for estimated losses on consumer loans (including fees and interest) at a level estimated to be adequate to absorb credit losses inherent in the receivables portfolio and expected losses from loans guaranteed under the CSO programs. The allowance deducted from the carrying value of consumer loans was $82.3 million at December 31, 2013, and the liability for estimated losses on third-party lender-owned consumer loans was $2.0 million at December 31, 2013. These reserves are estimates, and if actual loan losses are materially greater than our reserves, our results of operations and financial condition could be adversely affected. In addition, if we do not successfully manage credit risk for our unsecured consumer loans through our loan underwriting, we could incur substantial credit losses due to customers being unable to repay their loans. Any failure to manage credit risk could materially adversely affect our business, results of operations, financial condition and cash flows.

We are subject to impairment risk.

At December 31, 2013, we had goodwill totaling $255.9 million on our consolidated balance sheets, all of which represent assets capitalized in connection with acquisitions and business combinations. Accounting for goodwill requires significant management estimates and judgment. Events may occur in the future and we may not realize the value of our goodwill. Management performs periodic reviews of the carrying values of our goodwill to determine whether events and circumstances indicate that impairment in value may have occurred. A variety of factors could cause the carrying value of goodwill or an intangible asset to become impaired. Should a review indicate impairment, a write-down of the carrying value of the goodwill or intangible asset would occur, resulting in a non-cash charge, which could adversely affect our results of operations and could also lead to our inability to comply with certain covenants in our financing documents, which could cause a default under those agreements.

We are subject to anticorruption laws including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, anti-money laundering laws and economic sanctions laws, and our failure to comply therewith, particularly as we develop internationally, could result in penalties that could harm our reputation and have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Anticorruption Laws. We are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits companies and their agents or intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business and/or other benefits. Although we have policies and procedures designed to ensure that we, our employees, agents and intermediaries comply with the FCPA and other anticorruption laws, there can be no assurance that such policies or procedures will work effectively all of the time or protect us against liability for actions taken by our employees, agents and intermediaries with respect to our business or any businesses that we may acquire. In the event that we believe, or have reason to believe, that our employees, agents or intermediaries have or may have violated applicable anti-corruption laws, including the FCPA, we may be required to investigate or have a third party investigate the relevant facts and circumstances, which can be expensive and require significant time and attention from senior management. Our continued operation and expansion outside the United States could increase the risk of such violations in the future.

We are subject to other anti-corruption laws, such as the U.K. Bribery Act 2010, which prohibits the giving or receiving of a bribe to any person, including but not limited to public officials, and makes failing to prevent bribery by relevant commercial organizations a criminal offense. This offense applies when any person associated with the organization offers or accepts bribes anywhere in the world intending to obtain or retain a business advantage for the organization or in the conduct of business. The Bribery Act is applicable to businesses that operate in the United Kingdom such as us. The Bribery Act is broader in scope than the FCPA in that it directly addresses commercial bribery in addition to bribery of government officials and it does not recognize certain exceptions, notably facilitation payments that are permitted by the FCPA.

If we are not in compliance with the FCPA, the Bribery Act and other laws governing the conduct of business with government entities (including local laws), we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse effect on our business, reputation, results of operations and financial condition. Any investigation of any potential violations of the FCPA, the Bribery Act or other anticorruption laws by U.S. or foreign authorities could harm our reputation and could have a material adverse effect on our business, reputation, prospects, results of operations, financial condition and cash flows.

Anti–Money Laundering Laws. We are also subject to anti-money laundering laws and related compliance obligations in the United States and other jurisdictions in which we do business. In the United States, the USA PATRIOT Act and the Bank Secrecy Act require us to maintain an anti-money laundering compliance program covering certain of our business activities. The program must include: (1) the development of internal policies, procedures and controls; (2) designation of a compliance officer; (3) an ongoing employee training program; and (4) an independent audit function to test the program. Furthermore, certain of our subsidiaries are registered as money services businesses with the U.S. Treasury Department and must re-register with the Financial Crimes Enforcement Network, or FinCEN, at least every two years. If we are not in compliance with U.S. or other anti-money laundering laws, we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse effect on our business, results of operations, financial condition and cash flows. Any investigation of any potential violations of anti-money laundering laws by U.S. or foreign authorities could harm our reputation and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows. In the United Kingdom, we are also subject to specific anti-money laundering and counter terrorist financing requirements that require us to develop and maintain anti-money laundering and counter terrorist financing policies and procedures, including reporting suspicious activity to the UK National Crime Agency.

Economic Sanctions Laws. The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC. OFAC rules prohibit U.S. persons from engaging in financial transactions with or relating to the prohibited individual, entity or country, require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Australia, Canada, and the United Kingdom, also maintain economic and financial sanctions regimes. In the event that we believe, or have reason to believe, that our employees, agents or intermediaries have or may have violated applicable sanctions, we may be required to investigate or have a third party investigate the relevant facts and circumstances, which can be expensive and require significant time and attention from senior management. If we are not in compliance with OFAC regulations and other economic and financial sanctions regulations, we may be subject to criminal and civil penalties and other remedial measures, which could have an adverse effect on our business, results of operations, financial condition and cash flows. Any investigation of any potential violations of OFAC regulations or other economic sanctions by U.S. or foreign authorities could harm our reputation and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Our continued international expansion could increase the risk of violations of FCPA, the Bribery Act, anti-money laundering laws, OFAC regulations, or similar applicable laws and regulations in the future.

Increased competition from banks, credit card companies, other consumer lenders, and other entities offering similar financial products and services could adversely affect our business, prospects, results of operations, financial condition and cash flows.

We have many competitors. Our principal competitors are consumer loan companies, CSOs, online lenders, credit card companies, consumer finance companies, pawnshops and other financial institutions that serve our primary customer base. Many other financial institutions or other businesses that do not now offer products or services directed toward our traditional customer base, many of whom may be much larger than us, could begin doing so. Significant increases in the number and size of competitors for our business could result in a decrease in the number of consumer loans that we fund, resulting in lower levels of revenue and earnings in these categories.

Competitors of our business may operate, or begin to operate, under business models less focused on legal and regulatory compliance, which could put us at a competitive disadvantage. Some of our U.S. competitors operate using other business models, including a “single-state model” where the lender is generally licensed in one state and follows only the laws and regulations of that state regardless of the state in which the customer resides and a “tribal model” where the lender follows the laws of a Native American tribe regardless of the state in which the customer resides. Competitors using these models may have higher revenue per customer and significantly less burdensome compliance requirements, among other advantages. Additionally, negative perceptions about these models could cause legislators or regulators to pursue additional industry restrictions that could affect the business model under which we operate. To the extent that these platforms or other new lending models gain acceptance among consumers and investors or that they face less onerous regulatory restrictions than we do, we may be unable to replicate their platforms or otherwise compete with them effectively, which could cause demand for our products to decline substantially. We cannot assure that we will be able to compete successfully against any or all of our current or future competitors. As a result, we could lose market share and our revenue could decline, thereby affecting our ability to generate sufficient cash flow to service our indebtedness and fund our operations. Any such changes in our competition could materially adversely affect our business, prospects, results of operations, financial condition and cash flows.

Our success is dependent, in part, upon our officers, and if we are not able to attract and retain qualified officers, our business could be materially adversely affected.

Our success depends, in part, on our officers, which is comprised of a relatively small group of individuals. Many members of the senior management team have significant industry experience, and we believe that our senior management would be difficult to replace, if necessary. Because the market for qualified individuals is highly competitive, we may not be able to attract and retain qualified officers or candidates. In addition, increasing regulations and negative publicity on the consumer financial services industry could affect our ability to attract and retain qualified officers. If we are unable to attract or retain qualified officers, it could materially adversely affect our business.

Our international operations subject us to foreign exchange risk.

We are subject to the risk of unexpected changes in foreign currency exchange rates by virtue of our loans to residents of Australia, Canada and the United Kingdom. In 2013, 48.3% of our total revenue was derived from overseas. Our results of operations and certain of our intercompany balances associated with our Australia, Canada and United Kingdom loans are denominated in their respective currencies and are, as a result, exposed to foreign exchange rate fluctuations. Upon consolidation, as exchange rates vary, net revenue and other operating results may differ materially from expectations, and we may record significant gains or losses on the remeasurement of intercompany balances.

A sustained deterioration in the economy could reduce demand for our products and services and result in reduced earnings.

A sustained deterioration in the economy could cause deterioration in the performance of our consumer loan portfolios. An economic slowdown could result in a decreased number of consumer loans being made to customers due to higher unemployment or an increase in loan defaults in our consumer loan products. During an economic slowdown, we could be required to tighten our underwriting standards, which would likely reduce consumer loan balances, and we could face more difficulty in collecting defaulted consumer loans, which could lead to an increase in loan losses.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

The success of our business depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use or take appropriate steps to enforce our intellectual property rights. In addition, competitors could, without violating our proprietary rights, develop technologies that are as good as or better than our technology. Our failure to protect our software and other proprietary intellectual property rights or to develop technologies that are as good as our competitors’ could put us at a disadvantage relative to our competitors. Any such failures could have a material adverse effect on our business.

We may be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results.

From time to time, we face, and we expect to face in the future, allegations that we have infringed the trademarks, copyrights, patents or other intellectual property rights of third parties, including from our competitors or non-practicing entities. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain products or product features, acquire licenses, which may not be available at a commercially reasonable price or at all, or modify our products, product features, processes or websites while we develop non-infringing substitutes.

In addition, we use open source software in our technology platform and plan to use open source software in the future. From time to time, we may face claims from parties claiming ownership of, or demanding release of, the source code, potentially including our valuable proprietary code, or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our platform, any of which could have a negative effect on our business and operating results.

We are subject to cyber security risks and security breaches and may incur increasing costs in an effort to minimize those risks and to respond to cyber incidents.

Our business involves the storage and transmission of consumers’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. We are entirely dependent on the secure operation of our websites and systems as well as the operation of the Internet generally. While we have incurred no material cyber attacks or security breaches to date, a number of other companies have disclosed cyber attacks and security breaches, some of which have involved intentional attacks. Attacks may be targeted at us, our customers, or both. Although we devote significant resources to maintain and regularly upgrade our systems and processes that are designed to protect the security of our computer systems, software, networks and other technology assets and the confidentiality, integrity and availability of information belonging to us and our customers, there is no assurance that our security measures will provide absolute security. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently or are not recognized until launched, and because cyber attacks can originate from a wide variety of sources, including third parties outside the company such as persons who are involved with organized crime or associated with external service providers or who may be linked to terrorist organizations or hostile foreign governments. These risks may increase in the future as we continue to increase our mobile and other Internet-based product offerings and expand our internal usage of web-based products and applications or expand into new countries. If an actual or perceived breach of security occurs, customer and/or supplier perception of the effectiveness of our security measures could be harmed and could result in the loss of customers, suppliers or both. Actual or anticipated attacks and risks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third party experts and consultants.

A successful penetration or circumvention of the security of our systems could cause serious negative consequences, including significant disruption of our operations, misappropriation of our confidential information or that of our customers, or damage to our computers or systems or those of our customers and counterparties, and could result in violations of applicable privacy and other laws, financial loss to us or to our customers, loss of confidence in our security measures, customer dissatisfaction, significant litigation exposure, and harm to our reputation, all of which could have a material adverse effect on us. In addition, most of our applicants provide personal information, including bank account information when applying for consumer loans. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication to effectively secure transmission of confidential information, including customer bank account and other personal information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in the technology used by us to protect transaction data being breached or compromised. Data breaches can also occur as a result of non-technical issues.

Our servers are also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, including “denial-of-service” type attacks. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches, including any breach of our systems or by persons with whom we have commercial relationships that result in the unauthorized release of consumers’ personal information, could damage our reputation and expose us to a risk of loss or litigation and possible liability. In addition, many of the third parties who provide products, services or support to us could also experience any of the above cyber risks or security breaches, which could impact our customers and our business and could result in a loss of customers, suppliers or revenue.

Any of these events could result in a loss of revenue and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

If Internet search engine providers change their methodologies for organic rankings or paid search results, or our organic rankings or paid search results decline for other reasons, our new customer growth or volume from returning customers could decline.

Our new customer acquisition marketing and our returning customer relationship management is partly dependent on search engines such as Google, Bing and Yahoo! to direct a significant amount of traffic to our desktop and mobile websites via organic ranking and paid search advertising. Our competitors’ paid search activities, Pay Per Click, or PPC, or Search Engine Marketing, or SEM, may result in their sites receiving higher paid search results than ours and significantly increasing the cost of such advertising for us.

Our paid search activities may not produce (and in the past have not always produced) the desired results. Internet search engines often revise their methodologies, which could adversely affect our organic rankings or paid search results, resulting in a decline in our new customer growth or existing customer retention; difficulty for our customers in using our web and mobile sites; more successful organic rankings, paid search results or tactical execution efforts for our competitors than for us; a slowdown in overall growth in our customer base and the loss of existing customers; and higher costs for acquiring returning customers, which could adversely impact our business. In addition, search engines could implement policies that restrict the ability of consumer finance companies such as us to advertise their services and products, which could preclude companies in our industry from appearing in a favorable location or any location in the organic rankings or paid search results when certain search terms are used by the consumer. Our online marketing efforts are also susceptible to actions by third parties that negatively impact our search results such as spam link attacks, which are often referred to as black hat tactics. Our sites have experienced meaningful fluctuations in organic rankings and paid search results in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of consumers directed to our web and mobile sites could harm our business and operating results.

Our operations could be subject to natural disasters and other business disruptions, which could adversely impact our future revenue and financial condition and increase our costs and expenses.

Our services and operations are vulnerable to damage or interruption from tornadoes, hurricanes, earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors and similar events. A significant natural disaster, such as a tornado, hurricane, earthquake, fire or flood, could have a material adverse impact on our ability to conduct business and our insurance coverage may be insufficient to compensate for losses that may occur. Acts of terrorism, war, civil unrest, violence or human error could cause disruptions to our business or the economy as a whole. Any of these events could cause consumer confidence to decrease, which could result in a decreased number of loans being made to customers. Any of these occurrences could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Failure to keep up with the rapid changes in e-commerce and the uses and regulation of the Internet could harm our business.

The business of providing products and services such as ours over the Internet is dynamic and relatively new. We must keep pace with rapid technological change, consumer use habits, Internet security risks, risks of system failure or inadequacy, and governmental regulation and taxation, and each of these factors could adversely impact our business. In addition, concerns about fraud, computer security and privacy and/or other problems may discourage additional consumers from adopting or continuing to use the Internet as a medium of commerce. In countries such as the United States and the United Kingdom, where e-commerce generally has been available for some time and the level of market penetration of our online financial services is relatively high, acquiring new customers for our services may be more difficult and costly than it has been in the past. In order to expand our customer base, we must appeal to and acquire consumers who historically have used traditional means of commerce to conduct their financial services transactions. If these consumers prove to be less profitable than our previous customers, and we are unable to gain efficiencies in our operating costs, including our cost of acquiring new customers, our business could be adversely impacted.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Our business is subject to a variety of laws and regulations in the United States and internationally that involve user privacy issues, data protection, advertising, marketing, disclosures, distribution, electronic contracts and other communications, consumer protection and online payment services. The introduction of new products or expansion of our activities in certain jurisdictions may subject us to additional laws and regulations. In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change, and the U.S. government, including the FTC and the Department of Commerce, has announced that it is reviewing the need for greater regulation of the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving e-commerce industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current or past policies and practices. A number of proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. For example, the European Commission is currently considering a data protection regulation that may include operational requirements for companies that receive personal data that are different than those currently in place in the European Union, and that may also include significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that could impose new obligations in areas such as privacy. In addition, some countries are considering legislation requiring local storage and processing of data that, if enacted, would increase the cost and complexity of delivering our services. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, the expansion into new markets, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to inquiries or investigations, claims or other remedies, including demands that we modify or cease existing business practices or pay fines, penalties or other damages.

Growth may place significant demands on our management and our infrastructure and could be costly.

We have experienced substantial growth in our business. This growth has placed and may continue to place significant demands on our management and our operational and financial infrastructure. Expanding our products or entering into new jurisdictions with new or existing products can be costly and require significant management time and attention. Additionally, as our operations grow in size, scope and complexity and our product offerings increase, we will need to enhance and upgrade our systems and infrastructure to offer an increasing number of customers enhanced solutions, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase. Continued growth could also strain our ability to maintain reliable service levels for our customers, develop and improve our operational, financial and management controls, develop and enhance our legal and compliance controls and processes, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel. Competition for these personnel is intense. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources or more attractive compensation mixes, including stock options, than we have. Managing our growth will require significant expenditures and allocation of valuable management resources. Failure to achieve the necessary level of efficiency in our organization as it grows could materially adversely affect our business, prospects, results of operations, financial condition and cash flows and could impair our ability to continue current operations.

New top level domain names may allow the entrance of new competitors or dilution of our brands, which may reduce the value of our domain name assets.

We have invested heavily in promoting our brands, including our website addresses. The Internet Corporation for Assigned Names and Numbers, the entity responsible for administering Internet protocol addresses, has introduced, and has proposed the introduction of, additional new domain name suffixes in different formats, many of which may be more attractive than the formats held by us and which may allow the entrance of new competitors at limited cost. It may also permit other operators to register websites with addresses similar to ours, causing customer confusion and dilution of our brands, which could materially adversely affect our business, prospects, results of operations and financial condition. Any defensive domain registration strategy or attempts to protect our trademarks or brands could become a large and recurring expense and may not be successful.

Future acquisitions could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our product and service offerings and markets and grow our business in response to changing customer demands, regulatory environments, technologies and competitive pressures. In some circumstances, we may expand our offerings through the acquisition of complementary businesses, solutions or technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. Furthermore, even if we successfully complete an acquisition, we may not be able to successfully assimilate and integrate the business, technologies, solutions, personnel or operations of the business that we acquire, particularly if key personnel of an acquired company decide not to work for us. In addition, we may issue equity securities to complete an acquisition, which would dilute our stockholders’ ownership and could adversely affect the price of our common stock. Acquisitions may also involve the entry into geographic or business markets in which we have little or no prior experience or may expose us to additional material liabilities. Consequently, we may not achieve anticipated benefits of the acquisitions, which could harm our operating results.

We may incur property, casualty or other losses not covered by insurance.

We maintain a program of insurance coverage for various types of property, casualty and other risks. The types and amounts of insurance that we obtain will vary from time to time, depending on availability, cost and management’s decisions with respect to risk retention. The policies are subject to deductibles and exclusions that could result in our retention of a level of risk on a self-insurance basis. Losses not covered by insurance could be substantial and may increase our expenses, which could harm our results of operations and financial condition.

The preparation of our financial statements and certain tax positions taken by us require the judgment of management, and we could be subject to risks associated with these judgments or could be adversely affected by the implementation of new, or changes in the interpretation of existing, accounting principles, financial reporting requirements or tax rules.

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. In addition, management’s judgment is required in determining the provision for income taxes, the deferred tax assets and liabilities and any valuation allowance recorded against deferred tax assets. Management’s judgment is also required in evaluating whether tax benefits meet the more-likely-than-not threshold for recognition under Accounting Standards Codification 740-10-25, Income Taxes. We are also subject to the examination of our tax returns and other tax matters by the Internal Revenue Service and other tax authorities and government bodies. We regularly assess the likelihood of an adverse outcome resulting from these potential examinations to determine the adequacy of our provision for taxes. There can be no assurance as to the outcome of these examinations. Upon audit, if the ultimate determination of the taxes owed by us is for an amount in excess of amounts previously accrued, we could be required to make certain additional tax payments, which could materially adversely affect our results of operations and cash flows.

In addition, we prepare our financial statements in accordance with GAAP and its interpretations are subject to change over time. If new rules or interpretations of existing rules require us to change our financial reporting, our results of operations and financial condition could be materially adversely affected, and we could be required to restate historical financial reporting.

Our U.S. business is seasonal in nature, which causes our revenue and earnings to fluctuate.

Our U.S. business is affected by fluctuating demand for our products and services and fluctuating collection rates throughout the year. Demand for our short-term consumer loan products in the United States has historically been highest in the third and fourth quarters of each year, corresponding to the holiday season, and lowest in the first quarter of each year, corresponding to our customers’ receipt of income tax refunds. Typically, our cost of revenue for our short-term consumer loan products in the United States, which represents our loan loss provision, is lowest as a percentage of revenue in the first quarter of each year, corresponding to our customers’ receipt of income tax refunds, and increases as a percentage of revenue for the remainder of each year. This seasonality requires us to manage our cash flows over the course of the year. If our revenue or collections were to fall substantially below what we would normally expect during certain periods, our ability to service debt and meet our other liquidity requirements may be adversely affected, which could have a material adverse effect on our business, prospects, results of operations, and financial condition.

While we are a wholly-owned subsidiary of Cash America, we will not have complete control over our tax decisions and could be liable for income taxes owed by Cash America.

For so long as we are a wholly-owned subsidiary of Cash America, we and our U.S. subsidiaries will be included in Cash America’s consolidated group for U.S. federal income tax purposes. In addition, we or one or more of our U.S. subsidiaries may be included in the combined, consolidated, or unitary tax returns of Cash America or one or more of its subsidiaries for foreign or U.S. state or local income tax purposes. By virtue of its controlling ownership, Cash America will control all of our U.S. tax decisions in connection with any combined, consolidated, or unitary income tax returns in which we (or any of our subsidiaries) are included. Cash America will have sole authority to respond to and conduct all tax proceedings (including tax audits) relating to us, to file all income tax returns on our behalf, and to determine the amount of our liability to, or entitlement to payment from, Cash America in connection with any combined, consolidated, or unitary income tax returns in which we (or any of our subsidiaries) are included. This arrangement may result in conflicts of interest between Cash America and us. For example, Cash America will be able to choose to contest, compromise, or settle any adjustment or deficiency proposed by the relevant taxing authority in a manner that may be beneficial to Cash America and detrimental to us.

Moreover, U.S. federal law provides that each member of a consolidated group is liable for the group’s entire tax obligation. Thus, to the extent Cash America or other members of the group fail to make any U.S. federal income tax payments required by law, we could be liable for the shortfall. Similar principles may apply in foreign, state, or local jurisdictions where we file combined, consolidated, or unitary tax returns with Cash America or its subsidiaries.